SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2003

IRON AGE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57009	04-3349775

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Robinson Plaza Three
Suite 400
Pittsburgh, Pennsylvania 15205

(Address, of principal executive offices, including zip code)

(412) 787-4100

(Registrant’s Telephone number including area code)

Item 5. Other Events

On October 27, 2003, Iron Age Corporation (“Iron Age”) and its parent company, Iron Age Holdings Corporation (“Holdings” and collectively with Iron Age, the “Company”), commenced exchange offers (the “Exchange Offers”) in which the Company is offering, upon the terms and conditions contained in the Exchange Offer and Consent Solicitation Statement that has been provided to the holders of Holdings’ 12 1/8% Senior Discount Notes due 2009 (the “Holdings Notes”) and holders of Iron Age’s 9 7/8% Senior Subordinated Notes due 2008 (the “Iron Age Notes” and collectively with Holdings Notes the “Notes”), to exchange the Notes for securities of Iron Age and IAC Holdings, Inc., a newly formed holding company which, following the completion of the Exchange Offers, will own 100% of Iron Age’s outstanding common stock. Attached as an exhibit hereto is the Exchange Offer and Consent Solicitation Statement pursuant to which the Exchange Offers are being made. There can be no assurance that the Company will be able to consummate the Exchange Offers or any of the other transactions described in the Exchange Offer and Consent Solicitation Statement successfully.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Exchange Offer and Consent Solicitation Statement dated October 27, 2003.

The information in this report is being furnished, not filed. Accordingly, the information in Item 5 of this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Corporation’s expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON AGE HOLDINGS CORPORATION
	By:	/s/Bart R. Huchel

		Name: Title:	Bart R. Huchel Vice President – Finance Chief Financial Officer and Treasurer
Date: October 28, 2003

EXHIBIT INDEX

99.1	Exchange Offer and Consent Solicitation Statement dated as of October 27, 2003.